COMPAQ                     TANDEM
                Logo                       Logo



FOR IMMEDIATE RELEASE

                           Compaq To Acquire Tandem

                Positions the Combined Company as the Leader in
                        Enterprise Computing Solutions

               NEW YORK, June 23, 1997 - Compaq Computer Corporation (NYSE:
CPQ) and Tandem Computers Incorporated (NYSE: TDM) today announced the completion of a definitive merger agreement in a stock-for-stock transaction. In the transaction, Compaq will issue approximately 29 million shares of Compaq common stock, based on an exchange ratio of .21 shares of Compaq common stock for each share of Tandem common stock. Based on the June 20, 1997 closing price of Compaq common stock as reported by the New York Stock Exchange, the transaction is valued at approximately $3.0 billion. Under the terms of the agreement, Tandem will become a wholly owned subsidiary of Compaq Computer Corporation.
               "The combined companies will provide significant economic value growth for our shareholders," said Earl Mason, Chief Financial Officer of Compaq. "The tax-free combination will be immediately accretive, meeting all of Compaq's economic tests." Because the transaction will be a "pooling of interests," the Compaq board of directors has rescinded its previously announced systematic share repurchase program to accomplish the transaction.
               As the number one server supplier in the world, the Compaq/Tandem combination will have a strengthened focus on the customer and offer the broadest range of reliable, scalable solutions across the entire spectrum of business-critical enterprise computing. "Our total addressable market has been doubled to approximately $650 billion(1). This offers opportunity for significant revenue growth," said Eckhard Pfeiffer, President and CEO, Compaq. "We will truly offer complete solutions, from handhelds and portables, to networked desktops and workstations, all the way to Windows NT servers and the Himalaya range of massively parallel commercial systems," Pfeiffer said.

------------
(1) Source: IDC estimates.

               This acquisition underscores Compaq's commitment to the highest quality standards-based enterprise computing and creates a world-class business partner for customers. "As a result of the acquisition, Compaq's field resources will more than double, each person focused on building enduring customer relationships," Pfeiffer continued. "They will perfectly complement the strong reseller channel and field support professionals currently in place to serve Compaq customers. Compaq resellers, moreover, will benefit from the increased growth in volume of world-class products offered by the combined companies," Pfeiffer concluded. These resources include individuals dedicated to pre-sales and sales account management, professional and consulting services, and global service and support.
               Compaq and Tandem will have an unprecedented focus to ensure customer success and address customer needs for powerful, reliable products, while at the same time driving even greater price/performance and lower total cost of ownership. "The phenomenal rate of change in the IT industry demands a new business model, one that depends on strategic partnering to stay competitive and to be a market maker," said Roel Pieper, CEO of Tandem. "This merger is based on this concept and will provide the added benefit of creating a broader range of open customer solutions to the market."
               "At Tandem we had been in the process of extending our enterprise lineup to offer reliable and scalable Windows NT solutions to our customers. This combination with Compaq will turbocharge this strategy. The NonStop computing capabilities of Tandem's Himalaya systems will represent a technology foundry to fuel growth and adoption of enterprise NT. Furthermore, we will continue our drive to make ServerNet and NonStop Software open standards in the industry," he said.
               As the leaders in reliable standards-based enterprise computing, these companies combined will expand their technology leadership to further embrace server clustering, OLTP(2) and electronic commerce, messaging technology, security encryption, databases and SmartCards.

-------------
(2) On-line transaction processing.

               "The PC revolution was led by innovators like Compaq. If you want to know where the future of enterprise computing is going, look to where the leader of the PC revolution is taking it," declared Ben Rose, Chairman of the Board, Compaq.
               "As a founding member of the Tandem company, I can envision no better future for the shareholders, customers and employees of Tandem," said Tom Perkins, Chairman of the Board, Tandem. "Tandem was formed in 1974 on a basic concept, the need for NonStop computing. This merger ensures that the Tandem fundamentals will endure." To take advantage of his industry expertise, Perkins has been invited to join the Compaq board of directors.
               In addition to his role as CEO of the Tandem subsidiary, Roel Pieper will become a senior vice president of Compaq, reporting directly to Eckhard Pfeiffer. Enrico Pesatori will continue as President and Chief Operating Officer of Tandem.
               Subject to approval of Tandem's shareholders as well as clearance under the anti-trust laws and other customary closing conditions, the transaction is expected to be consummated in the third quarter of 1997.

Company Backgrounds

               Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in environmentally friendly programs and business practices. Compaq is strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCS. As the leader in distributed enterprise solutions, Compaq has shipped over a million servers. In 1996, the company reported worldwide sales of $18.1 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.
               Founded in 1974, Tandem Computers Incorporated designs and delivers technology solutions that companies rely on to compete in a business world that runs 24 hours a day. A $1.9 billion company headquartered in Cupertino, California, Tandem employs nearly 7,000 people worldwide, has more than 180 offices and supports customers in more than 50 countries.
Information about Tandem can be found at http://www.tandem.com. To request information via e-mail, send a message to info@tandem.com.
               This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially included the operational integration associated with mergers and acquisitions; market responses to pricing actions and promotional programs; the implementation of operations and systems improvements; timely development, production, and acceptance of the products; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-K for the year ended December 31, 1996, and the Form 10-Q for the quarter ended March 31, 1997.

                                   # # #


Compaq, Tandem, Himalaya, NonStop, ServerNet are either registered trademarks or trademarks. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:

Compaq       John Sweney      281-514-1564      john.sweney@compaq.com
Tandem       Deb Cromer       408-285-6990      cromer_deb@tandem.com


For further investor information, contact:

Compaq      Alice McGuire       281-514-9549
Tandem      Roberta DeTata      408-285-4363      detata_roberta@tandem.com